Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2962
(Address of principal executive offices)	(Zip Code)

MAYTAG CORPORATION SALARY SAVINGS PLAN

MAYTAG CORPORATION DEFERRED COMPENSATION PLAN

MAYTAG CORPORATION DEFERRED COMPENSATION PLAN II

(Full title of the Plans)

Robert T. Kenagy, Esq., Associate

General Counsel and Secretary,

Whirlpool Corporation, Law Department,

Mail Drop 2200, 2000 North M-63

Benton Harbor, Michigan  49022-2962

(Name and address of agent for service)

(269) 923-3910

(Telephone number, including area code, of agent for service)

Copy to:

Ian Kopelman, Esq.

DLA Piper Rudnick Gray Cary US LLP

203 N. LaSalle Street, Suite 1900

Chicago, IL  60601

(312) 368-4000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	100,000	$89.54	$ 9,954,000	$ 1065

Deferred Compensation Obligations(3)	$1,000,000	100%

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)           Pursuant to Rule 457(c) and 457(h), the registration fee has been calculated on the basis of $89.54 per share, the average of the high and low sale prices of the common stock on March 28, 2006, as reported on the New York Stock Exchange.

(3)           The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay in the future the balance of vested deferred compensation accounts, the value of which is adjusted to reflect the performance of the selected benchmark investment funds in accordance with the terms of the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference.

The following documents are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

(a)                                                                                  (i)            Annual Report of Whirlpool Corporation (the “Company”) on Form 10-K for the year ended

December 31, 2005.

(ii)           Annual Report of Maytag Corporation Salary Savings Plan (the “Plan”) on Form 11-K for the year ended December 31, 2004.

(b)                                 All other reports by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above; and

(c)                                  Description of Common Stock of the Company contained in the Company’s report on Form 8-K dated April 23, 1996.

(d)                                 Description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed by the Company on April 27, 1998.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Delaware General Corporation Law and the Certificate of Incorporation of the Company provide for the indemnification of any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding by reason of the fact that such individual is or was a director or officer of the Company or serves or served another enterprise (including the plan) at the request of the Company against all expense, liability, and loss (including attorney’s fees, judgments, fines, Employee Retirement Income Security Act of 1974 (“ERISA”) excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection therewith, to the fullest extent authorized by the Delaware General Corporation Law, and also generally provides for mandatory advancement by the Company of defense-related expenses. Furthermore, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the Company or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violating of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

Both the Delaware General Corporation Law and the Certificate of Incorporation of the company provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has obtained directors’ and officers’ insurance coverage, which insurance covers certain liabilities of directors and officers of the Company arising under the Securities Act.

The Company has entered into indemnification agreements with each of its non-employee directors providing for the indemnification of such directors. The indemnification agreements provide for indemnification by the Company of each person subject to an indemnification agreement to the fullest extent permitted by law against expenses and damages if the person is, or is threatened to be made, a party to or participant in a legal proceeding by reason of his or her status as a director or officer of the Company or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibits filed with this Amendment

4.1                                 Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference)

4.2                                 By-laws of the Company, as amended and restated August 17, 1999 (filed as Exhibit 3(ii) to Whirlpool Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Commission
File No. 1-3932, and incorporated herein by reference)

4.3                                 Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (incorporated by reference to the Registrant’s Form 8-K filed on April 27, 1998)

4.4                                 Maytag Corporation Salary Savings Plan, as Amended and Restated effective September 1, 2004

4.5                                 Fifth Amendment to the Maytag Corporation Salary Savings Plan

4.6                                 Maytag Corporation Deferred Compensation Plan (filed as Exhibit 10.M to Maytag Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Commission File No. 1-00655, and incorporated herein by reference)

4.7                                 Eighth Amendment to the Maytag Corporation Deferred Compensation Plan

4.8                                 Maytag Corporation Deferred Compensation Plan II (filed as Exhibit 1.01(A) to Maytag Corporation’s Current Report on Form 8-K, filed on December 10, 2004, Commission file No. 1-00655, and incorporated herein by reference)

4.9                                 Third Amendment to the Maytag Corporation Deferred Compensation Plan II

5.1                                 Opinion of DLA Piper Rudnick Gray Cary US LLP

23.1                           Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of  Whirlpool Corporation

23.2                           Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (accountants for the Maytag Salary Savings Plan)

23.3                           Consent of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5.1)

24.1                           Power of Attorney (included on the signature page of this registration statement)

The undersigned Registrant hereby undertakes that the Maytag Corporation Salary Savings Plan has been submitted or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and any changes required by the IRS in order to qualify such plan have been or will be made.

Item 9.    Undertakings.

The undersigned registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Benton Harbor, State of Michigan on March 31, 2006.

Whirlpool Corporation

By:	/s/ Daniel F. Hopp

	Name:	Daniel F. Hopp
	Title:	Senior Vice President,
Corporate Affairs and General Counsel

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel F. Hopp and Roy W. Templin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of  March 22, 2006.

Signature	Title	Date

Director
/s/ Jeff M. Fettig	Chairman of the Board	March 22, 2006
Jeff M. Fettig	and Chief Executive Officer
(Principal Executive Officer)

/s/ David L. Swift	Director and President,	March 22, 2006
David L. Swift	Whirlpool North America

/s/ Michael A. Todman	Director and President,	March 22, 2006
Michael A. Todman	Whirlpool International

/s/ Roy W. Templin	Executive Vice President and	March 22, 2006
Roy W. Templin	Chief Financial Officer
(Principal Financial Officer)

/s/ Larry M. Venturelli	Vice President and Controller	March 22, 2006
Larry M. Venturelli	(Principal Accounting Officer)

/s/ Herman Cain	Director	March 22, 2006
Herman Cain

/s/ Gary T. DiCamillo	Director	March 22, 2006
Gary T. DiCamillo

/s/ Allan D. Gilmour	Director	March 22, 2006
Allan D. Gilmour

/s/ Kathleen J. Hempel	Director	March 22, 2006
Kathleen J. Hempel

/s/ Michael F. Johnston	Director	March 22, 2006
Michael F. Johnston

/s/ Arnold G. Langbo	Director	March 21, 2006
Arnold G. Langbo

/s/ Miles L. Marsh	Director	March 22, 2006
Miles L. Marsh

/s/ Paul G. Stern	Director	March 22, 2006
Paul G. Stern

/s/ Janice D. Stoney	Director	March 22, 2006
Janice D. Stoney

/s/ Michael D. White	Director	March 21, 2006
Michael D. White

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees have only caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Benton Harbor, state of Michigan, on  March 31, 2006.

Maytag Corporation Salary Savings Plan

By:	/s/ Karl R. Milam
Karl R. Milam, authorized signatory

Maytag Corporation Deferred Compensation Plan

By:	/s/ Karl R. Milam
Karl R. Milam, authorized signatory

Maytag Corporation Deferred
Compensation Plan II

By:	/s/ Karl R. Milam
Karl R. Milam, authorized signatory

EXHIBIT INDEX

Exhibit No.

4.1

Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference)

4.2

By-laws of the Company, as amended and restated August 17, 1999 (filed as Exhibit 3(ii) to Whirlpool Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Commission File No. 1-3932, and incorporated herein by reference)

4.3	Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (incorporated by reference to the Registrant’s Form 8-K filed on April 27, 1998)

4.4	Maytag Corporation Salary Savings Plan, as Amended and Restated effective September 1, 2004

4.5	Fifth Amendment to the Maytag Corporation Salary Savings Plan

4.6

Maytag Corporation Deferred Compensation Plan (filed as Exhibit 10.M to Maytag Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Commission File No. 1-00655, and incorporated herein by reference)

4.7	Eighth Amendment to the Maytag Corporation Deferred Compensation Plan

4.8

Maytag Corporation Deferred Compensation Plan II (filed as Exhibit 1.01(A) to Maytag Corporation’s Current Report on Form 8-K, filed on December 10, 2004, Commission File No. 1-00655, and incorporated herein by reference)

4.9	Third Amendment to the Maytag Corporation Deferred Compensation Plan II

5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Whirlpool Corporation

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (accountants for the Maytag Salary Savings Plan)

23.3	Consent of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)